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                                                                      EXBT10-12


                                                                    May 12, 2000



Lexington Rubber Group, Inc., formerly
  known as Lexington Components, Inc.
767 Third Avenue
New York, New York  10017

                  Re:      Amendment to Financing Agreements
                           ---------------------------------

Gentlemen:

         Reference is made to certain financing agreements dated January 11, 1990 between Lexington Rubber Group, Inc. ("LRG") and Congress Financial Corporation ("Congress"), including, but not limited to, an Accounts Financing Agreement [Security Agreement], as amended (the "Accounts Agreement"), and all supplements thereto and all other related financing and security agreements (collectively, all of the foregoing, as the same have heretofore or contemporaneously been or may be hereafter, amended, replaced, extended, modified or supplemented, the "Financing Agreements").

         In connection with the financing arrangements pursuant to the Accounts Agreement and the other Financing Agreements, the parties hereto hereby agree to amend the Financing Agreements, as set forth below:

         1.       Definitions:
                  -----------

                  (a) The definition of "Working Capital" contained in Section I(o) of the Covenants Supplement to Accounts Financing Agreement, dated January 11, 1990, as amended by the letter agreement re: Amendment to Financing Agreements, dated August 13, 1998, between LRG and Congress, is hereby deleted in its entirety and replaced with the following:

                  "(o) "Working Capital" shall mean, as of December 31, 1999 and at all times thereafter, as to Borrower, at any time, the amount, if any, by which (i) the aggregate net book value of all assets of Borrower which would, in accordance with generally accepted accounting principles, consistently applied, be classified as current assets at such time, exceeds (ii) all Indebtedness of Borrower which would, in accordance with generally accepted accounting principles, consistently applied, be classified as current liabilities at such time; provided, that, in computing Working Capital hereunder, (i) none of the current portion of long- term Indebtedness of Borrower, determined in accordance with generally accepted






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         accounting principles consistently applied, (ii) none of the
         Obligations of Borrower to Congress, (iii) none of the outstanding Indebtedness of LPC arising under the CIT Financing Agreements (as such term is defined in the letter agreement re: Amendment to Financing Agreements, dated March 30, 1999, by and between LPC and Congress) and
         (iv) none of the outstanding Indebtedness of Borrower and LPC arising under the Bank One Financing Agreements (as such term is defined in the letter agreement re: Amendment to Financing Agreements, dated as of March 10, 1999, by and between Borrower and Congress), shall be considered current liabilities."

                  (b) Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Accounts Agreement and the other Financing Agreements.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by LRG to Congress pursuant to the Financing Agreements, LRG hereby represents, warrants and covenants with and to Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

                  (a) Except for the Event of Default referenced in the Agreement, dated as of April 30, 2000, among LPC, LRG and Congress, no Event of Default exists or has occurred and is continuing on the date of this Amendment.

                  (b) This Amendment has been duly executed and delivered by LRG and is in full force and effect as of the date hereof, and the agreements and obligations of LRG contained herein constitute the legal, valid and binding obligations of LRG enforceable against LRG in accordance with their terms.

         3. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. Anything contained in this Amendment to the contrary notwithstanding, the terms and provisions of this Amendment shall only become effective upon the satisfaction of the following additional conditions precedent:

                  (a) Congress shall have received an executed original or executed original counterparts (as the case may be) of this Amendment, together with an Amendment between LPC and Congress with respect to the LPC Financing Agreements and the documents and instruments required thereunder (if any) and the satisfaction of all conditions precedent to the effectiveness thereof, which shall be in form and substance satisfactory to Congress;

                  (b) All representations and warranties contained herein, in the Accounts Agreement and in the other Financing Agreements shall be true and correct in all material respects; and







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                  (c) Except for the Event of Default referenced in the
Agreement, dated as of April 30, 2000, among LPC, LRG and Congress, no Event of Default shall have occurred and no event shall have occurred or condition be existing which, with notice or passage of time or both, would constitute an Event of Default.

         4. EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, the Accounts Agreement and all supplements to the Accounts Agreement and all other Financing Agreements, are hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof and no existing defaults or Events of Default have been waived in connection herewith. To the extent of conflict between the terms of this Amendment and the Accounts Agreement or any of the other Financing Agreements, the terms of this Amendment control.

         5. FURTHER ASSURANCES. LRG shall execute and deliver such additional documents and take such additional actions as may reasonably be requested by Congress to effectuate the provisions and purposes of this Amendment.

         6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

         By the signatures hereto of the duly authorized officers, the parties hereto mutually covenant, warrant and agree as set forth herein.

                                               Very truly yours,

                                               CONGRESS FINANCIAL CORPORATION

                                               By:       Herbert C. Korn
                                                  ---------------------------

                                               Title:    Vice President
                                                    -------------------------


AGREED AND ACCEPTED:

LEXINGTON RUBBER GROUP, INC.

By:       Warren Delano
   --------------------------

Title:    President
      -----------------------





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